EXHIBIT 10.25


                          2007 Executive Bonus Plan
                          -------------------------

      Upon recommendation of the Compensation Committee, the Board of Directors of Jack Henry & Associates, Inc. hereby establishes the following as the 2007 Executive Bonus Plan for the company's Chief Executive Officer, President and Chief Financial Officer (the "Executives") this 31st day of August, 2006:

      Following the end of the current fiscal year (July 1, 2006 - June 30, 2007), the Executives shall be paid a performance-based bonus of up to the percentage of their annual salary paid during the fiscal year set forth in the following table. No bonuses shall be paid under this plan to any Executive unless the company attains a growth in earnings per share (the "EPS Goal") of at least 14% for the current fiscal year. If the EPS Goal is attained, then the Executive shall be eligible for a cash bonus of up to the following percentage of his base annual salary:

                  EPS Goal    Bonus Percentage
                  --------    ----------------
                     14%           7.5%
                     15%            20%
                     16%            25%
                     17%            30%
                     18%            35%
                     19%            40%
                     20%            45%